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                                                                    EXHIBIT 23.1

                                 [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sound Source Interactive, Inc. on Form S-8 of our report dated October 2, 1997, appearing in the annual report of Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1997.

/s/ Deloitte & Touche LLP

Los Angeles, California
September 10, 1998